UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 24, 2007

TELOS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-8443	52-0880974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 724-3800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) As previously reported by Telos Corporation (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 13, 2007, Goodman & Company, L.L.P. (“Goodman”) notified the Company that it would resign as the Company’s independent accountant effective July 24, 2007. As reported, Goodman resigned effective July 24, 2007.

The reports of Goodman regarding the Company’s financial statements for the fiscal years ended December 31, 2006 and December 31, 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle. During the Company’s two most recent fiscal years and through the date of July 24, 2007, the Company did not have any disagreement with Goodman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Goodman, would have caused Goodman to make reference thereto in their reports on the Company’s financial statements for such periods. In addition, there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

A copy of the letter from Goodman to the SEC dated September 10, 2007 indicating that Goodman agrees with the statements made by the Company concerning Goodman in this Form 8-K is filed as Exhibit 16.1 to this Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is furnished as part of this report.

16.1	Letter from Goodman & Company, L.L.P. dated September 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOS CORPORATION

Date: September 10, 2007	By:	/s/ Michele Nakazawa
Michele Nakazawa
Chief Financial Officer